UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 1, 2005

Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0383530 (I.R.S. Employer Identification No.)

3017 Kilgore Road, Suite 180, Rancho Cordova, California 95670

(916) 638-4744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 1.01 — Entry Into a Material Definitive Agreement

                Effective January 1, 2005, VantageMed Corporation signed a sublease agreement for office space.  The sublease is effective January 1, 2005 through September 30, 2007.  The agreement calls for rent payments totaling approximately $83,000 in 2005, $100,000 in 2006 and $82,000 in 2007.  A copy of the sublease agreement is attached as Exhibit 10.1.

Item 9.01 — Financial Statements and Exhibits

(c)          Exhibits

Exhibit 10.1 — Sublease Agreement dated November 19, 2004 between Electric Lightwave, LLC and the Registrant.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION

	By:	/s/ Philip Ranger
Dated: January 6, 2005		Philip Ranger
Chief Financial Officer